Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Second Quarter Results; Growth Continues Along With Strong Asset Quality; Patriot Bank Corp.
Acquisition Strengthens Company

    LITITZ, Pa.--(BUSINESS WIRE)--July 27, 2004--Susquehanna Bancshares, Inc., (Susquehanna) (Nasdaq:SUSQ) today announced net income for the second quarter of 2004 was $16.5 million, or $0.40 per diluted share, compared to the $16.3 million, or $0.41 per diluted share for the second quarter of 2003. Earnings were in line with the Company's forecasted range.

    Second Quarter Financial Highlights:


    -- Total deposits grew 28%, rising to $5.1 billion from $4.0 billion in the second quarter of 2003 - excluding Patriot Bank Corp., which was acquired on June 10, 2004, this increase was 12%.

        -- Demand deposits increased 20% to $832 million from $691 million in the second quarter 2003 - excluding Patriot this increase was 10%.

    -- Net loans and leases grew 28%, rising to $5.0 billion from $3.9 billion in the second quarter of 2003 - excluding Patriot this increase was 11%.

    -- Total assets grew 26%, rising to $7.3 billion from $5.8 billion in the second quarter of 2003 -- excluding Patriot this increase was 6%.

    --  Credit quality remains strong, highlighted by:

        -- The net charge-offs to average loans (NCO/Average loans & leases) ratio improved to 0.13% for the second quarter of 2004 from 0.22% in the second quarter of 2003.

        -- The nonperforming assets to total loans, leases and OREO (NPA/Loans & leases & OREO) ratio improved to 0.40% for the second quarter 2004 from 0.72% in the second quarter of 2003.

    -- Non-interest income increased 10% over the second quarter results reported for June 30, 2003, rising to $27.4 million. For the quarter ended June 30, 2004, non-interest income grew to 36% of total revenue. Excluding Patriot, non-interest income increased by 7%.

    -- Total assets under management and under administration were $4.9 billion at June 30, 2004, up from $3.5 billion at June 30, 2003, representing 41% growth -- excluding Patriot this increase was 28%.


    Linked Quarter Highlights (Second Quarter 2004 vs. First Quarter
2004):


    -- Net loans and leases increased 17.9% from $4.2 billion to $5.0 billion -- excluding Patriot this increase was 2.5%.

    -- Deposits increased 17.3% to $5.1 billion -- excluding Patriot this increase was 2.4%.

        -- Demand deposits increased 15.8% to $832 million from $719 million in the first quarter 2004 - excluding Patriot this increase was 6.0%.

    --  Asset Quality remained strong in a number of areas:

        -- NCO/Average loans & leases ratio continued to be very strong at 0.13% for both the first and second quarters of 2004.

        -- NPA/Loans & leases & OREO ratio improved to 0.40% from 0.46% at March 31, 2004.


    Return on average assets and equity for the second quarter of 2004 finished at 1.04% and 11.28%, respectively.
    Equity capital was $720 million at June 30, 2004, or $15.51 per share, compared to $546 million at June 30, 2003, or $13.73 per share.
    As a result of our net interest margin for the first half of 2004 being 10 basis points less than originally forecasted, we are anticipating that 2004 earnings will be at the lower end of our range, which was $1.64 to $1.72.
    "Susquehanna was very active in the second quarter," said Susquehanna Chairman, President and CEO William J. Reuter. "After many months of hard work, we finalized the Patriot acquisition on June 10 and immediately increased our presence in the Greater Delaware Valley. The legal and operational closing elements were performed in a coordinated fashion so as to position Susquehanna to be able to realize merger-related efficiencies as quickly as possible. We are confident that these efficiencies coupled with our strategic profitability initiatives and asset sensitivity will continue to strengthen Susquehanna's long-term financial position."
    Reuter added, "Patriot's contributions to our financials have been meaningful and have complemented the organic performance we saw in the second quarter, which was largely consistent with recent quarters' reports. We also are pleased that Patriot adds to Susquehanna's long tradition of strong asset quality."

    Additional Highlights:


    -- Susquehanna held its annual shareholders meeting on June 10, during which six directors were re-elected and E. Susan Piersol was elected for the first time. Additionally, two directors from Patriot were appointed to Susquehanna's board of directors: James A. Bentley, Jr. and Russell J. Kunkel.

    -- Concurrent with the merger closing, Susquehanna merged Patriot Bank into Equity Bank, a Susquehanna wholly owned subsidiary, creating Susquehanna Patriot Bank. The combined $2.1 billion bank is headquartered in Marlton, N.J. and operates 36 banking centers in eastern Pa. and southern N.J.

    -- Susquehanna was named a 2004 Dividend Achiever by Mergent, Inc. This recognition highlights public companies that have increased their regular cash dividends for at least 10 consecutive calendar years. Just 2.5 percent of all U.S. companies that pay dividends made the list. This is Susquehanna's fifth consecutive year receiving this acknowledgement.


    Susquehanna will broadcast its second quarter results conference call over the Internet on July 28, 2004, at 11:00 a.m. Eastern time. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna's Web site, located at www.susqbanc.com. To listen to the live call, please go to the Investor Relations section of Susquehanna's Web site at least fifteen minutes early to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.
    Susquehanna is a financial holding company, operating in multiple states, with assets of $7.3 billion. It provides financial services through its subsidiaries at over 175 locations in the mid-Atlantic region. In addition to eight commercial banks, Susquehanna operates a trust and investment company, an asset management company, a property and casualty insurance brokerage company, a commercial leasing company and a vehicle leasing company. Investor information may be requested on Susquehanna's Web site at www.susqbanc.com.

    This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on Susquehanna's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.



SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per share data)
                                                     Six Months
                                               -----------------------
                          2Q04        2Q03        2004        2003
                       ----------- ----------- ----------- -----------
Balance Sheet (EOP)

Investments            $1,393,409  $1,248,011  $1,393,409  $1,248,011
Loans and leases        4,986,507   3,898,938   4,986,507   3,898,938
Allowance for loan &
 lease losses (ALLL)       52,811      40,329      52,811      40,329
Total assets            7,309,820   5,789,330   7,309,820   5,789,330
Deposits                5,098,931   3,978,476   5,098,931   3,978,476
Short-term borrowings     409,576     346,864     409,576     346,864
FHLB borrowings           685,525     598,160     685,525     598,160
Long-term debt            228,515     145,000     228,515     145,000
Shareholders' equity      719,966     545,869     719,966     545,869

Stated Book Value per
 Share                      15.51       13.73       15.51       13.73
Tangible Book Value
 per Share                  10.06       12.23       10.06       12.23

Average Balance Sheet

Investments             1,182,321   1,245,332   1,073,384   1,194,891
Loans and leases        4,437,472   3,849,384   4,347,333   3,826,944
Total earning assets    5,699,878   5,166,863   5,506,065   5,087,997
Total assets            6,370,826   5,679,792   6,144,799   5,600,424
Deposits                4,537,791   3,905,651   4,384,887   3,873,066
Short-term borrowings     324,325     336,421     305,798     308,547
FHLB borrowings           555,494     591,902     551,142     570,396
Long-term debt            184,061     145,000     157,031     151,381
Shareholders' equity      588,072     538,952     569,299     536,994

Income Statement

Net interest income        49,354      47,019      96,036      94,298
Loan & lease loss
 provision                  2,107       2,175       3,807       4,880
Noninterest income         27,354      24,922      54,428      50,415
Noninterest expense        51,361      46,460     100,665      93,236
Income before taxes        23,240      23,306      45,992      46,597
Income taxes                6,742       6,992      13,568      14,212
Net income                 16,498      16,314      32,424      32,385
Basic earnings per
 share                       0.40        0.41        0.80        0.82
Diluted earnings per
 share                       0.40        0.41        0.79        0.81
Cash dividends paid
 per share                   0.22        0.21        0.44        0.42

Asset Quality

Net charge-offs  (NCO)     $1,390      $2,127      $2,816      $4,222
Nonaccrual loans &
 leases                    18,974      20,078      18,974      20,078
Restructured loans              0       6,260           0       6,260
OREO                        1,192       1,925       1,192       1,925
Total nonperforming
 assets (NPA)              20,166      28,263      20,166      28,263
Loans & leases 90 days
 past due                   8,550       7,036       8,550       7,036



                          2Q04        2Q03           2004        2003
                       ----------- ----------- ----------- -----------
RATIO ANALYSIS

Credit Quality
NCO / Average loans &
 leases                      0.13%       0.22%       0.13%       0.22%
NPA / Loans & leases &
 OREO                        0.40%       0.72%       0.40%       0.72%
ALLL / Nonperforming
 loans & leases            278.33%     153.12%     278.33%     153.12%
ALLL / Total loans &
 leases                      1.06%       1.03%       1.06%       1.03%

Capital Adequacy
Equity / Assets              9.85%       9.43%       9.85%       9.43%
Long-term debt /
 Equity                     31.74%      26.56%      31.74%      26.56%

Profitability
Return on average
 assets                      1.04%       1.15%       1.06%       1.17%
Return on average
 equity                     11.28%      12.14%      11.45%      12.16%
Net interest margin          3.52%       3.69%       3.55%       3.78%





CONSOLIDATED BALANCE SHEETS

                                       June 30, December 31, June 30,
                                         2004       2003       2003
----------------------------------------------------------------------
                                    (in thousands, except  share data)
Assets
Cash and due from banks                $167,048   $176,240   $194,550
Short-term investments:
  Restricted                             27,986     44,817     51,926
  Unrestricted                           36,280     34,145     30,359
----------------------------------------------------------------------
    Total short-term investments         64,266     78,962     82,285
----------------------------------------------------------------------
Securities available for sale         1,388,653    983,882  1,244,577
Securities held to maturity, at
 amortized cost (fair values
 approximate $4,756, $4,340, and
 $3,434)                                  4,756      4,340      3,434
Loans and leases, net of unearned
 income                               4,986,507  4,263,272  3,898,938
  Less: Allowance for loan and
   lease losses                          52,811     42,672     40,329
----------------------------------------------------------------------
    Net loans and leases              4,933,696  4,220,600  3,858,609
----------------------------------------------------------------------
Premises and equipment, net              77,448     62,961     60,067
Foreclosed assets                         1,192      2,893      1,925
Accrued income receivable                20,751     17,494     18,510
Bank-owned life insurance               221,844    200,555    127,815
Goodwill                                239,882     59,123     54,897
Intangible assets with finite lives      13,053      4,372      4,685
Other assets                            177,231    141,685    137,976
----------------------------------------------------------------------
                                     $7,309,820 $5,953,107 $5,789,330
----------------------------------------------------------------------

Liabilities and Shareholders' Equity
Deposits:
  Demand                               $832,227   $724,474   $691,200
  Interest-bearing demand             1,835,254  1,295,593  1,187,906
  Savings                               598,866    508,889    500,273
  Time                                1,385,048  1,251,058  1,262,671
  Time of $100 or more                  447,536    354,453    336,426
----------------------------------------------------------------------
    Total deposits                    5,098,931  4,134,467  3,978,476
Short-term borrowings                   409,576    355,553    346,864
FHLB borrowings                         685,525    613,850    598,160
Long-term debt                          205,000    130,000    145,000
Junior subordinated debentures           23,515          0          0
Accrued interest, taxes, and expenses
 payable                                 50,712     35,791     32,217
Deferred taxes                           88,643    104,281     99,012
Other liabilities                        27,952     31,783     43,732
----------------------------------------------------------------------
    Total liabilities                 6,589,854  5,405,725  5,243,461
----------------------------------------------------------------------

Shareholders' equity:
   Common stock, $2.00 par value,
    100,000,000 shares authorized;
    Issued: 46,426,114 at June 30,
    2004, 39,861,317 at December
    31, 2003, and 39,757,469 at
    June 30, 2003                        92,852     79,723     79,515
   Additional paid-in capital           223,719     66,264     64,578
   Retained earnings                    418,329    403,450    390,972
   Accumulated other comprehensive
    income (loss), net of taxes of
    ($8,041), ($1,107), and $5,860      (14,934)    (2,055)    10,804
----------------------------------------------------------------------
    Total shareholders' equity          719,966    547,382    545,869
----------------------------------------------------------------------
                                     $7,309,820 $5,953,107 $5,789,330
----------------------------------------------------------------------






CONSOLIDATED STATEMENTS OF INCOME

                                 Three Months Ended  Six Months Ended
                                       June 30,           June 30,
--------------------------------------------------- ------------------
(Dollars in thousands, except per
 share data)                         2004    2003      2004     2003
--------------------------------------------------- ------------------
Interest Income:
  Loans and leases, including
   fees                            $63,401 $60,942  $124,536 $122,835
  Securities:
        Taxable                      9,699  10,524    17,412   21,853
        Tax-exempt                     300     372       560      835
        Dividends                      608     309       890      649
  Short-term investments               186     198       383      362
--------------------------------------------------- ------------------
    Total interest income           74,194  72,345   143,781  146,534
--------------------------------------------------- ------------------

Interest Expense:
  Deposits:
    Interest-bearing demand          3,705   2,466     6,360    5,143
    Savings                            446     599       832    1,209
    Time                            11,608  13,133    23,423   27,098
  Short-term borrowings                829     930     1,418    1,768
  FHLB borrowings                    5,188   5,598    10,308   11,636
  Long-term debt                     3,064   2,600     5,404    5,382
--------------------------------------------------- ------------------
    Total interest expense          24,840  25,326    47,745   52,236
--------------------------------------------------- ------------------
Net interest income                 49,354  47,019    96,036   94,298
Provision for loan and lease
 losses                              2,107   2,175     3,807    4,880
--------------------------------------------------- ------------------
Net interest income, after
 provision for loan and lease
 losses                             47,247  44,844    92,229   89,418
--------------------------------------------------- ------------------

Noninterest Income:
  Service charges on deposit
   accounts                          5,434   4,825    10,315    9,290
  Vehicle origination and
   servicing fees                    5,488   7,567    10,681   14,570
  Asset management fees              3,436   2,514     6,694    4,800
  Income from fiduciary-related
   activities                        1,357   1,427     2,826    2,949
  Commissions on brokerage, life
   insurance and annuity sales       1,140     541     2,056      776
  Commissions on property and
   casualty insurance sales          2,169   1,852     4,589    4,232
  Income from bank-owned life
   insurance                         2,252   1,433     4,264    3,075
  Net gain on sale of loans and
   leases                            2,978   2,402     6,648    4,939
  Net gain on securities                 5      94       569      184
  Other                              3,095   2,267     5,786    5,600
--------------------------------------------------- ------------------
    Total noninterest income        27,354  24,922    54,428   50,415
--------------------------------------------------- ------------------

Noninterest Expenses:
  Salaries and employee benefits    25,689  22,349    49,796   44,703
  Occupancy                          3,599   3,379     7,384    6,900
  Furniture and equipment            2,193   2,269     4,287    4,469
  Amortization of intangible
   assets                              223     157       380      313
  Vehicle residual value             1,179   1,657     2,390    3,075
  Vehicle delivery and
   preparation                       3,302   2,691     6,695    5,585
  Other                             15,176  13,958    29,733   28,191
--------------------------------------------------- ------------------
    Total noninterest expenses      51,361  46,460   100,665   93,236
--------------------------------------------------- ------------------
Income before income taxes          23,240  23,306    45,992   46,597
Provision for income taxes           6,742   6,992    13,568   14,212
--------------------------------------------------- ------------------
Net Income                         $16,498 $16,314   $32,424  $32,385
--------------------------------------------------- ------------------

Earnings per share:
    Basic                            $0.40   $0.41     $0.80    $0.82
    Diluted                          $0.40   $0.41     $0.79    $0.81
Cash dividends                       $0.22   $0.21     $0.44    $0.42
Average shares outstanding:
    Basic                           41,401  39,689    40,633   39,673
    Diluted                         41,675  39,952    40,938   39,927





DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY


Interest rates and interest differential-taxable equivalent basis
----------------------------------------------------------------------
                For the Three Month Period  For the Three Month Period
                           Ended                      Ended
                       June 30, 2004              June 30, 2003
------------------------------------------- --------------------------
(Dollars in        Average            Rate    Average            Rate
 thousands)        Balance   Interest  (%)    Balance   Interest  (%)
----------------------------------------------------------------------
Assets
Short-term
 investments        $80,085     $186  0.93     $72,147     $198  1.10
Investment
 securities:
  Taxable         1,157,973   10,307  3.58   1,213,515   10,833  3.58
  Tax-advantaged     24,348      462  7.62      31,817      572  7.21
----------------------------------------------------------------------

 Total
  investment
  securities      1,182,321   10,769  3.66   1,245,332   11,405  3.67
----------------------------------------------------------------------
Loans and
 leases, (net):
  Taxable         4,365,376   62,659  5.77   3,794,545   60,311  6.38
  Tax-advantaged     72,096    1,143  6.38      54,839      971  7.10
----------------------------------------------------------------------

 Total loans and
  leases          4,437,472   63,802  5.78   3,849,384   61,282  6.39
----------------------------------------------------------------------

Total interest-
 earning assets   5,699,878  $74,757  5.28   5,166,863  $72,885  5.66
                             -------- -----             -------- -----
Allowance for
 loan and lease
 losses             (45,668)                   (40,533)
Other non-
 earning assets     716,616                    553,462
----------------------------                -----------

    Total
    assets       $6,370,826                 $5,679,792
----------------------------                -----------

Liabilities
Deposits:
  Interest-
   bearing
   demand        $1,578,856   $3,704  0.94  $1,168,672   $2,466  0.85
  Savings           537,615      446  0.33     497,769      599  0.48
  Time            1,668,884   11,608  2.80   1,608,768   13,133  3.27
Short-term
 borrowings         324,325      829  1.03     336,421      930  1.11
FHLB borrowings     555,494    5,188  3.76     591,902    5,598  3.79
Long-term debt      184,061    3,064  6.70     145,000    2,600  7.19
----------------------------------------------------------------------

Total interest-
 bearing
 liabilities      4,849,235  $24,839  2.06   4,348,532  $25,326  2.34
                             -------- -----             -------- -----
Demand deposits     752,436                    630,442
Other
 liabilities        181,083                    161,866
----------------------------                -----------

     Total
     liabilities  5,782,754                  5,140,840
----------------------------                -----------

Equity              588,072                    538,952
----------------------------                -----------

Total
 liabilities &
 shareholders'
 equity          $6,370,826                 $5,679,792
----------------------------                -----------

Net interest
 income / yield
 on average
 earning assets              $49,918  3.52              $47,559  3.69
                             -------- -----             -------- -----


1. Average loan balances include non accrual loans.
2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.



DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
 (continued)


Interest rates and interest differential-taxable equivalent basis
----------------------------------------------------------------------
                  For the Six Month Period  For the Six Month Period
                             Ended                     Ended
                        June 30, 2004             June 30, 2003
------------------------------------------  --------------------------
(Dollars in          Average            Rate   Average           Rate
 thousands)          Balance  Interest   (%)   Balance  Interest  (%)
----------------------------------------------------------------------
Assets
Short-term
 investments         $85,348     $383  0.90    $66,162     $362  1.10
Investment
 securities:
  Taxable          1,050,894   18,302  3.50  1,158,743   22,502  3.92
  Tax-advantaged      22,490      862  7.70     36,148    1,284  7.16
----------------------------------------------------------------------

 Total investment
  securities       1,073,384   19,164  3.59  1,194,891   23,786  4.01
----------------------------------------------------------------------
Loans and leases,
 (net):
  Taxable          4,277,420  123,101  5.79  3,772,063  121,448  6.49
  Tax-advantaged      69,913    2,208  6.35     54,881    2,134  7.84
----------------------------------------------------------------------

 Total loans and
  leases           4,347,333  125,309  5.80  3,826,944  123,582  6.51
----------------------------------------------------------------------

Total interest-
 earning assets    5,506,065 $144,855  5.29  5,087,997 $147,730  5.86
                             --------- -----           --------- -----
Allowance for loan
 and lease losses    (44,504)                  (40,286)
Other non-earning
 assets              683,238                   552,713
-----------------------------               -----------

       Total
       assets     $6,144,799                $5,600,424
-----------------------------               -----------

Liabilities
Deposits:
  Interest-
   bearing demand $1,471,887   $6,360  0.87 $1,162,802   $5,143  0.89
  Savings            525,426      832  0.32    489,107    1,208  0.50
  Time             1,660,225   23,422  2.84  1,610,680   27,098  3.39
Short-term
 borrowings          305,798    1,418  0.93    308,547    1,768  1.16
FHLB borrowings      551,142   10,309  3.76    570,396   11,636  4.11
Long-term debt       157,031    5,404  6.92    151,381    5,382  7.17
----------------------------------------------------------------------

Total interest-
 bearing
 liabilities       4,671,509  $47,745  2.06  4,292,913  $52,235  2.45
                             --------- -----           --------- -----
Demand deposits      727,349                   610,477
Other liabilities    176,642                   160,040
-----------------------------               -----------

       Total
       liabilities 5,575,500                 5,063,430
-----------------------------               -----------

Equity               569,299                   536,994
-----------------------------               -----------

Total liabilities
 & shareholders'
 equity           $6,144,799                $5,600,424
-----------------------------               -----------

Net interest
 income / yield
 on average
 earning assets               $97,110  3.55             $95,495  3.78


1. Average loan balances include non accrual loans.
2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.




LOANS AND LEASES

----------------------------------------------------------------------
Loans and leases, net of unearned income were as follows:
----------------------------------------------------------------------
                                      June 30,    Dec. 31,    June 30,
(in thousands)                          2004        2003        2003
----------------------------------------------------------------------
Commercial, financial, and
 agricultural                         $702,893    $621,438   $554,965
Real estate - construction             616,341     549,672    472,685
Real estate secured - residential    1,598,373   1,306,371  1,231,315
Real estate secured - commercial     1,207,101   1,016,360    987,194
Consumer                               347,939     337,989    335,925
Leases                                 513,860     431,442    316,854
----------------------------------------------------------------------
      Total loans and leases        $4,986,507  $4,263,272 $3,898,938
----------------------------------------------------------------------

    CONTACT: Susquehanna Bancshares, Inc.
             Gregg M. Lampf, 717-625-6305, ir@susqbanc.com